EXHIBIT 99.1

Evil Empire Designs Inc (EVVL) Finalizes Agreement to Purchase Trendmark Industries

LAS VEGAS, NV / ACCESSWIRE / June 26, 2023 / Evil Empire Designs, Inc. (OTC PINK:EVVL) (“Evil Empire Designs” or the “Company”) today announced that it has entered into a definitive Share Exchange Agreement with Trendmark Industries, Inc. (“Trendmark”), and the sole stockholder of Trendmark, under which Evil Empire Designs will acquire 100% of the outstanding shares of Trendmark. The purchase will give Evil Empire Designs its own manufacturing capabilities and includes proprietary molds, inventory and equipment, as well as certain intellectual property that compliments the Company’s current product offering. The Company anticipates the new product line being available for sale on its website (www.evilempiredesigns.com) shortly after closing.

As part of the purchase, Evil Empire Designs has loaned Trendmark $50,000 and will issue the current Trendmark shareholder an aggregate of 10,000,000 shares of the Company’s common stock. Trendmark management will also be required to operate Trendmark and participate in Evil Empire’s sales, marketing and business planning for a term of three years.

“This acquisition not only allows us to bring the manufacturing of our designs in-house, saving us time and money, but also brings with it a host of complimentary products. Additionally, we won’t be subject to supply chain interruptions because most of our products will be manufactured with parts made in the United States,” commented Sheila Cunningham, CEO of Evil Empire Designs. “A huge bonus was being able to retain current management. They have years of experience in the motorcycle business, have been quite successful, and we anticipate they will facilitate opening new sales avenues for our designs. We believe this is an extremely accretive transaction for not only Evil Empire Designs but for our shareholders as we execute on our business strategy and seek to maximize value for our shareholders.”

Closing of the Share Exchange Agreement is subject to customary closing conditions, and Evil Empire Designs anticipates closing of the transactions under the Share Exchange Agreement before June 30, 2023.

Evil Empire Designs also announced that it has decided to not pursue a prospective merger or acquisition of TOL Designs.

About Evil Empire Designs

At Evil Empire our mission is to design and produce the highest quality aftermarket parts that appeal to middle and upper class motorcycle enthusiasts to enhance the look of their American, V-Twin, Metric or Harley motorcycles, allowing them to express their individuality.

Evil Empire designs is committed to providing our customers with products and services that meet, conform to, and exceed their individual motorcycle needs, ensuring their design, values and investment expectations are being met.

1

Cautionary Note Regarding Forward-Looking Statements

This release by Evil Empire Designs Inc. (“Evil Empire”) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “expects,” “plan,” “believes,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Although Evil Empire management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve several risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. These risks, uncertainties and other factors include, among others: risks related to Evil Empire’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with Evil Empire’s product sales, including the market and demand for products sold by Evil Empire and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Evil Empire’s industry; and general economic, political and market conditions, including quarantines, factory slowdowns or shutdowns, and travel restrictions resulting from the COVID-19 pandemic. The military conflict between Russia and Ukraine may increase the likelihood of supply interruptions. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Evil Empire’s annual and quarterly reports and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Evil Empire’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Evil Empire undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact Information:

sheila@evilempiredesigns.com

SOURCE: Evil Empire Designs

2